Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Inquiries: Stephen Anderson 336-436-5076
Media Inquiries: 336-436-8263
Company Information: www.labcorp.com

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LABCORP INTRODUCES HIV-1 NEXT GENERATION SEQUENCING ASSAY TO SUPPORT DRUG REGIMEN CHANGES IN HIV SUPPRESSED PATIENTS
GenoSure ArchiveSM is the first genotypic drug resistance assay to interrogate HIV-1 DNA
BURLINGTON, NC, October 20, 2014 - Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) and Monogram Biosciences, Inc., part of the LabCorp Specialty Testing Group, today announced the launch of HIV GenoSure ArchiveSM, the first laboratory test to help optimize antiretroviral (ARV) drug regimens in virally suppressed HIV patients. GenoSure Archive was developed using the Next Generation Sequencing (NGS) platform.

Advances in HIV drug therapy have allowed patients to achieve and maintain complete suppression of viral replication. Life-long treatment, however, is necessary to maintain viral suppression. Such treatment therapies often have adverse side effects, and as new, more simplified ARV drug regimens become available, patients may benefit from new therapies. Previous laboratory testing to guide ARV drug selection required higher viral loads than what many patients have, leaving clinicians without a reliable diagnostic tool to guide ongoing therapy choices. HIV GenoSure Archive is the first genotypic drug resistance assay specifically designed to reliably identify the HIV DNA compartment, and it provides physicians and other HIV care providers with critical diagnostic information to support individualized and updated therapies for patients with low or undetectable viral loads of HIV-1.

“The launch of GenoSure Archive addresses an emerging need of today’s HIV patients and their care providers, who are increasingly faced with choices to maintain or adjust ARV drug regimens when the patient has low or undetectable plasma virus.  GenoSure Archive gives clinicians the specific knowledge needed to better monitor or adjust their patients’ antiretroviral drug regimens,” said Christos Petropoulos, Ph.D., Vice President of Research and Development at Monogram Biosciences. “This test helps ensure that HIV/AIDS remains a chronic, manageable disease rather than a terminal illness.”

GenoSure Archive is performed by amplifying cell-associated HIV-1 DNA from infected cells in whole-blood samples and then analyzing the polymerase (pol) region using NGS methods. The assay is analytically validated to identify mutations associated with resistance to all members of the most widely utilized ARV drug classes. GenoSure Archive evaluates the full-length protease and integrase coding regions and amino acids 1 to 400 of the HIV-1 reverse transcriptase region. Resistance interpretations leverage Monogram’s database of over 150,000 matched phenotype and genotype test results.

GenoSure Archive was developed and is now available for patient testing and clinical trials exclusively through Monogram Biosciences. Monogram is an established leader in resistance testing, with over 15 years of experience in HIV drug resistance assay development.

About LabCorp®
Laboratory Corporation of America® Holdings, an S&P 500 company, is a pioneer in commercializing new diagnostic technologies and the first in its industry to embrace genomic testing. With annual revenues of $5.8 billion in 2013, over 34,000 employees worldwide, and more than 220,000 clients, LabCorp offers more than 4,000 tests ranging from routine blood analyses to reproductive genetics to companion diagnostics. LabCorp furthers its scientific expertise and innovative clinical testing technology through its LabCorp Specialty Testing Group: The Center for Molecular Biology and Pathology, National Genetics Institute, ViroMed Laboratories, Inc, The Center for Esoteric Testing, Litholink Corporation, Integrated Genetics, Integrated Oncology, Dianon Pathology, Monogram Biosciences, Inc, Colorado Coagulation, Cellmark Forensics, MedTox, and Endocrine Sciences. LabCorp conducts clinical trials testing through its LabCorp Clinical Trials division. LabCorp clients include physicians, government agencies, managed care organizations, hospitals, clinical labs, and pharmaceutical companies. To learn more about our organization, visit our website at: www.labcorp.com.

This press release contains forward-looking statements including with respect to estimated 2014 guidance and the impact of various factors on operating results. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payers. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp’s operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2013, including under the heading risk factors, and in the Company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the section of the Company’s Form 10-K for the year ended December 31, 2013 and subsequent Forms 10-Q under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.